Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK: COMMERCIAL DIVISION

GARRETT MOTION INC. and GARRETT ASASCO INC.,

    Plaintiffs,

v.

HONEYWELL INTERNATIONAL INC., HONEYWELL ASASCO LLC, HONEYWELL ASASCO 2 LLC, HONEYWELL HOLDINGS INTERNATIONAL INC., SU PING LU, and DARIUS ADAMCZYK,

    Defendants.

Index No. SUMMONS WITH NOTICE Plaintiffs designate New York County as the place of trial.

TO THE ABOVE NAMED DEFENDANTS:

PLEASE TAKE NOTICE THAT YOU ARE HEREBY SUMMONED and required to serve upon the attorneys for Garrett Motion Inc. and Garrett ASASCO Inc. (together, “Garrett”), at the address stated below, a notice of appearance or demand for complaint within twenty (20) days after the service of this Summons (excluding the day of service itself) or within thirty (30) days after service if this Summons is not personally delivered to you within the State of New York. Venue is proper in this Court pursuant to CPLR § 501 based on a contractual forum selection clause. This Court has personal jurisdiction over the Defendants pursuant to CPLR §§ 301 and 302 and Section 4.4 of the Indemnification and Reimbursement Agreement, By and Among Honeywell ASASCO Inc., Honeywell ASASCO 2 Inc., and Honeywell International Inc., dated September 12, 2018 (the “Indemnification Agreement”). Garrett designates New York County as the place of trial.

This is an action for declaratory judgment, breach of contract, breach of fiduciary duties, aiding and abetting breach of fiduciary duties, corporate waste, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. As set forth in Attachment A, this action seeks relief from an unenforceable and unconscionable indemnification agreement, which includes illegal covenants and purports to saddle Garrett with over a billion dollars in asbestos liability unrelated to its business.

Garrett seeks relief, including: (a) declaratory relief; (b) compensatory damages in an amount to be determined at trial; (c) rescission of the Indemnification Agreement; (d) attorneys’ fees and costs; and (e) such other and further relief as the Court may deem just and proper.

YOU ARE HEREBY NOTIFIED that, on your failure to appear or answer, a judgment will be entered against you by default granting the relief requested above, including rescission of the Indemnification Agreement and damages of not less than $193 million in amounts already paid to Honeywell and additional amounts to be determined, plus interest at the rate prescribed by law, attorneys’ fees, and costs of this action.

DATED:	December 2, 2019	QUINN EMANUEL URQUHART & SULLIVAN,
	New York, New York	LLP

		By:	/s/ Michael B. Carlinsky

Michael B. Carlinsky
Jeremy Baldoni
51 Madison Avenue, 22nd Floor
New York, NY 10010
(212) 849-7000
michaelcarlinsky@quinnemanuel.com
jeremybaldoni@quinnemanuel.com

Michael Liftik*
1300 I Street NW Suite 900
Washington, D.C. 20005
(202) 538-8000
michaelliftik@quinnemanuel.com

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Matthew Scheck

865 S. Figueroa St., 10th Floor

Los Angeles, CA 90017

(213) 443-3190

matthewscheck@quinnemanuel.com

*pro hac vice motion to be filed

Attorneys for Plaintiffs Garrett Motion Inc. and

Garrett ASASCO Inc.

TO: Honeywell International Inc. Honeywell ASASCO LLC Honeywell ASASCO 2 LLC Honeywell Holdings International Inc. Su Ping Lu Darius Adamczyk

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ATTACHMENT A

NATURE OF ACTION

This action arises out of Honeywell’s spin-off of Garrett in October 2018. The spin was architected and led by Honeywell’s CEO, Darius Adamczyk. Honeywell and Adamczyk sought to use the spin to convince the market that Honeywell’s legacy Bendix-related asbestos liability, which well exceeded a billion dollars and had saddled the company for decades, would no longer impact Honeywell’s balance sheet and future earnings. To do this, Honeywell purported to give itself control over Garrett’s strategic decision-making for thirty years through illegal covenants, and required Garrett to indemnify it for virtually all of Honeywell’s legacy asbestos liability—despite the liability being unrelated to Garrett’s business.

To add insult to injury, Honeywell also forced Garrett to borrow $1.6 billion dollars to fund a cash distribution to Honeywell.

Honeywell’s massive asbestos liability arises from claims that it knowingly sold products containing asbestos, including Honeywell’s “Bendix” automotive brakes, for over six decades—well after the fatal dangers of asbestos became known to Honeywell. As a result, Honeywell faces tens of thousands of tort claims, seeking potential compensatory and punitive damages.

The Indemnification Agreement purports to require Garrett to reimburse Honeywell for 90% of Honeywell’s legacy asbestos liability, including Honeywell’s legal fees and costs of defending the thousands of asbestos-related claims brought against it each year. The Indemnification Agreement also purports to illegally require Garrett to indemnify Honeywell for punitive damages, e.g., damages meant to punish Honeywell for its reckless disregard for human life, which juries have awarded against Honeywell in multi-million dollar verdicts both before and after the spin. And, while the Indemnification Agreement purports to force Garrett to foot the bill,

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Honeywell retains full control over managing the claims, including making settlement decisions and decisions on legal spend without any notice to Garrett even though Garrett allegedly is required to pay 90% of all such amounts back to Honeywell.

Through the Indemnification Agreement, Honeywell also exercises near total control over Garrett’s key corporate decisions during the agreement’s thirty-year term. Honeywell did this by inserting a set of loan-like covenants into the Indemnification Agreement and providing that, unlike a loan, the Indemnification Agreement cannot be terminated by early repayment. The result is that Honeywell has purportedly granted itself a discretionary veto over foreseeable business decisions, and an effective right to approve—or prevent—any change of control or other strategic transaction for thirty years. The resulting agreement is unlawful, so one-sided as to be manifestly unconscionable, and thus unenforceable.

Because no company would ever voluntarily agree to such an arrangement, Honeywell did not actually negotiate the Indemnification Agreement with Garrett. Instead, Honeywell installed one of its own in-house lawyers (Su Ping Lu) as Garrett’s president and sole director for the purpose of forcing these unconscionable terms on Garrett. Lu exercised no judgment, discretion, or care in binding Garrett to a transaction unilaterally imposed by Honeywell. Instead, Lu acted under the direction of Honeywell and Adamczyk and signed whatever they told her to. In so doing, Lu breached her fiduciary duties to Garrett, and Honeywell and Adamczyk aided and abetted her breaches. Honeywell also retained the same lawyers to represent both Honeywell and Garrett in connection with the spin-off; but the lawyers blindly acceded to Honeywell’s wishes, regardless of the best interest of their other client, Garrett.

Worse yet, Honeywell has not even performed its minimal obligations under the agreement it wrote for itself. Honeywell has denied Garrett’s requests for information concerning the liability

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and the management of it, despite Garrett’s rights under the Indemnification Agreement to access such information and its attempts for a year to obtain it. This is not only a material breach of Honeywell’s contractual obligations, it also precludes Honeywell from being indemnified because Honeywell must establish its right to indemnity. For each and every asbestos settlement, Honeywell must prove the elements demonstrating its entitlement to indemnity, including that it was actually liable on the underlying claims, and that the settlement was reasonable and executed in good faith. Honeywell also must allocate between indemnifiable amounts and non-indemnifiable amounts (including claims for punitive damages or intentional misconduct). But Honeywell has refused to abide by those obligations, and instead has continued to force Garrett to pay the asbestos bill (including amounts paid to settle punitive damages exposure and Honeywell’s wrongful conduct) under the threat of improperly triggering a cascade of defaults on Garrett’s debts and driving Garrett into severe financial distress.

Garrett seeks relief from this oppressive and unconscionable Indemnification Agreement, which resulted from substantial breaches of fiduciary duty, and, by its very terms, is illegal. Garrett further seeks relief, including damages, based on Honeywell’s material breach of the agreement and Honeywell’s misconduct. And to the extent Honeywell has any right to indemnity, Garrett seeks declaratory judgment that Honeywell cannot be indemnified for amounts paid to settle its punitive damages exposure, and that Honeywell must establish its right to indemnity for each and every expense and settlement.

Garrett expressly reserves the right to name additional individuals and entities as defendants, including additional Honeywell officers and directors.

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